EMPLOYMENT AGREEMENT

This Agreement (the “Agreement”) is entered into as of March 1, 2002 (the “Commencement Date”) by and between Mark Eshelman  (the “Executive”) and Smarte Solutions, Inc. (the “Company”).

1.

Duties and Scope of Employment.

(a)

Position.  For the term of his employment under this Agreement (the “Employment”), the Company agrees to employ the Executive in the position of Executive Vice President or in such other position as the Company subsequently may assign to the Executive.  The Executive shall report to the President.

(b)

Obligations to the Company.  During his Employment, without the prior written approval from the Company, the Executive shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation.  The Executive shall comply with the Company’s policies and rules, as they may be in effect from time to time during his Employment.

(c)

No Conflicting Obligations.  The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement.  The Executive represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest.

2.

Cash and Incentive Compensation.

(a)

Salary and Bonus.  During the period commencing on the Commencement Date and continuing through and until the Total Funding Date (as defined below), the Company shall pay the Executive as compensation for his services an initial base salary at a gross annual rate of not less than $90,000.00.  The “Total Funding Date” shall refer to the date the Company secures and closes equity or debt financing totaling $3,000,000.00 or more (inclusive of monies raised in the Initial Funding) or at the time investors holding Bridge Notes convert their Notes to equity.  In the event that the Total Funding Date occurs, the Company shall increase the Executive’s initial base salary to a gross annual rate of not less than $125,000.00 for a period of 2 years, and $120,000.00 subsequently thereafter.  Subject to the approval of the Board, the Company shall also provide the Executive an incentive cash bonus plan.  In the event that the Total Funding Date does not occur, the Company shall continue to pay the Executive a salary at the gross annual rate of $90,000.00, subject to any increases determined at the sole discretion of the Company’s Board of Directors.  The annual compensation specified in this Subsection (a), together with any modifications in such compensation that the Company may grant from time to time, is referred to in this Agreement as “Base Salary”. Such Base Salary shall be payable in accordance with the Company’s standard payroll procedures.  In addition to a Base Salary, Executive will be eligible to be considered for a financing bonus upon the Initial Funding Date (the “Financing Bonus”).  The Financing Bonus will be earned only if Executive is employed by the Company at the time of payment.  The Financing Bonus will be Fifteen Thousand Dollars  $15,000.00), payable no more than ten (10) days after the Total Funding Date.

(b)

Stock Options.  In addition to Stocks and Options the Executive received from the Company prior to this agreement, subject to the approval of the Board, the Company shall grant the Executive an additional incentive stock option covering 150,000 shares of the Company’s Common Stock.  Such option shall be granted as soon as reasonably practicable after the date of this Agreement.  The exercise price of such option shall be equal to the fair market value of such stock on the Commencement Date.  The term of such option shall be 10 years, subject to earlier expiration in the event of the termination of the Executive’s Employment.  Such option shall be immediately exercisable, but the purchased shares shall be subject to repurchase by the Company (“Right of Repurchase”) at the exercise price in the event that the Executive’s Employment terminates before he vests in the shares.  The Right of Repurchase shall lapse in equal monthly installments over the next three years of continuous service.  If, during the term of this Agreement, the Company terminates the Executive’s Employment for any reason other than Cause, then the Right of Repurchase shall lapse with respect to all remaining option shares.  The grant of such option shall be subject to the other terms and conditions set forth in the Smarte Solutions 2002 Stock Plan and in the Company's standard form of Stock Option Agreement.

(i)

In addition to the lapse of the Right of Repurchase as set forth above, the Right of Repurchase shall lapse as follows:

a)

In the event that the Company is subject to a Change in Control (as defined in the Smarte Solutions 2001 Stock Plan) before the Executive’s Employment ends, the Right of Repurchase shall lapse on the date of the Change in Control;

b)

In the event that the Executive is terminated without Cause or is subject to a Constructive Termination, the Right of Repurchase shall lapse; and

c)

In the event of the Executive’s death or Permanent Disability before the Executive’s Employment ends, the Right of Repurchase shall lapse on the date of such death or Permanent Disability.

d)

For all purposes under this Agreement, “Constructive Termination” shall mean Executive’s voluntary resignation following (i) a change in his position with the Company that materially reduces his level of authority or responsibility, or (ii) receipt of notice that his principal workplace will be relocated more than 50 miles.

3.

Vacation and Employee Benefits.  During his Employment, the Executive shall be eligible for fifteen (15) paid vacation days in accordance with the Company’s vacation policy, as it may be amended from time to time.  During his Employment, the Executive shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

4.

Board Seat.  The Company shall cause Executive to be appointed as a director (a "Director") to the Company’s Board of Directors (the "Board").

5.

Business Expenses.  During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment, cell phone and other business expenses in connection with his duties hereunder.  The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company’s generally applicable policies.

6.

Term of Employment.

(a)

Termination of Employment.  The Company may terminate the Executive’s Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Executive 14 days’ advance notice in writing.  The Executive may terminate his Employment by giving the Company 14 days’ advance notice in writing.  The Executive’s Employment shall terminate automatically in the event of his death.  The termination of the Executive’s Employment shall not limit or otherwise affect his obligations under Section 8.

(b)

Employment at Will.  The Executive’s Employment shall be “at will,” meaning that either the Executive or the Company shall be entitled to terminate the Employment at any time and for any reason, with or without Cause.  Any contrary representations that may have been made to the Executive shall be superseded by this Agreement.  This Agreement shall constitute the full and complete agreement between the Executive and the Company on the “at-will” nature of the Executive’s Employment, which may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company.

(c)

Rights Upon Termination.  Except as expressly provided in Section 7, upon the termination of the Executive’s Employment, the Executive shall only be entitled to the compensation and benefits earned and the reimbursements described in this Agreement for the period preceding the effective date of the termination.

7.

Termination Benefits.

(a)

General Release.  Any other provision of this Agreement notwithstanding, Subsections (b) and (c) below shall not apply unless the Executive has returned all Company property.

(b)

Severance Pay.  If, during the term of this Agreement, the Company terminates the Executive’s Employment for any reason other than Cause, then the Company shall pay the Executive severance pay at a rate equal to an average of the Executive’s prior three months Base and bonus/commission calculated salary in effect at the time of termination of his Employment for a period of Four (4) months following the termination of his Employment (the “Continuation Period”).  Such severance pay shall be paid in accordance with the Company’s standard payroll procedures.

(c)

Health Insurance.  If Subsection (b) above applies, and if the Company has a health insurance plan in place for employees, and if the Executive elects to continue and pays his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his Employment, then the Company shall reimburse the Executive’s monthly premium under COBRA until the earliest of (i) the close of the Continuation Period, (ii) the expiration of the Executive’s continuation coverage under COBRA or (iii) the date when the Executive receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

(d)

Definition of “Cause.”  For all purposes under this Agreement, “Cause” shall mean:

(i)

Any material breach of this Agreement, the Proprietary Information and Inventions Agreement between the Executive and the Company, or any other written agreement between the Executive and the Company, if such breach causes material harm to the Company;

(ii)

Any material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during the Executive’s Employment, if such failure causes material harm to the Company;

(iii)

Commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State;

(iv)

the Employee, in carrying out his duties hereunder, has been guilty of gross neglect or willful misconduct and, after receiving written notice to such effect, has failed to correct such neglect or misconduct within 15 days thereof; or

(e)

Definition of “Permanent Disability.”  For all purposes under this Agreement, “Permanent Disability” shall mean Executive’s inability to perform the essential functions of his position with or without reasonable accommodation for a period of 120 consecutive days because of Executive’s physical or mental impairment.

8.

Non-Solicitation and Non-Disclosure.

(a)

Non-Solicitation.  During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when the Executive’s Employment terminated for any reason, the Executive shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Executive’s own behalf or on behalf of any other person or entity) either (i) any employee of the Company or any of the Company’s affiliates or (ii) the business of any customer of the Company or any of the Company’s affiliates on whom the Executive called or with whom the Executive became acquainted during his Employment if such solicitation would cause material harm to the Company.

Non-Disclosure.  The Executive has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by this reference.

9.

Successors.

(a)

Company’s Successors.  This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets.  For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which become bound by this Agreement.

(b)

Executive’s Successors.  This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.

Arbitration.

(a)

Scope of Arbitration Requirement.  The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator any and all claims or disputes arising out of this Agreement and any and all claims arising from or relating to the Executive’s Employment, including (but not limited to) claims against any current or former employee, director or agent of the Company, claims of wrongful termination, retaliation, discrimination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, defamation, invasion of privacy, fraud, misrepresentation, constructive discharge or failure to provide a leave of absence, claims regarding commissions, stock options or bonuses, infliction of emotional distress or unfair business practices.

(b)

Procedure.  The arbitrator’s decision shall be written and shall include the findings of fact and law that support the decision.  The arbitrator’s decision shall be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards.  The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court.  The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery that the arbitrator deems necessary for the parties to vindicate their respective claims or defenses.  The arbitration shall take place in Travis County, Texas or, at the Executive’s option, the county in which the Executive primarily worked with the Company at the time when the arbitrable dispute or claim first arose.

(c)

Costs.  The parties shall share the costs of arbitration equally, except that the Company shall bear the cost of the arbitrator’s fee and any other type of expense or cost that the Executive would not be required to bear if he were to bring the dispute or claim in court.  Both the Company and the Executive shall be responsible for their own attorneys’ fees, and the arbitrator may not award attorneys’ fees unless a statute or contract at issue specifically authorizes such an award.

(d)

Applicability.  This arbitration provision does not apply to the following: (a)  workers’ compensation or unemployment insurance claims or (b) claims concerning the validity, infringement or enforceability of any trade secret, patent right, copyright or any other trade secret or intellectual property held or sought by either the Executive or the Company (whether or not arising under the Proprietary Information and Inventions Agreement between the Executive and the Company).

11.

Miscellaneous Provisions.

(a)

Notice.  Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing.  In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)

Modifications and Waivers.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)

Whole Agreement.  No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.  This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

(d)

Withholding Taxes.  All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e)

Choice of Law and Severability.  This Agreement shall be interpreted in accordance with the laws of the State of Texas (except its provisions governing the choice of law).  If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any applicable jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the minimum extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect.  If any provision of this Agreement is rendered illegal by any present or future statute, law, ordinance or regulation (collectively, the “Law”) then that provision shall be curtailed or limited only to the minimum extent necessary to bring the provision into compliance with the Law.  All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(f)

No Assignment.  This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time.  The Company may assign its rights under this Agreement to any entity that assumes the Company’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company’s assets to such entity.

(g)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ MARK ESHELMAN

Smarte Solutions, Inc.

By  /s/ MICHAEL SHAPIRO

Michael Shapiro,

Titl:  President